United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2025

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

INTRODUCTORY NOTE

The Share Exchange

As previously disclosed, on February 20, 2025, Houston American Energy Corp., a Delaware corporation (“HUSA” or the “Company”), entered into a share exchange agreement, as amended by that certain amendment to the share exchange agreement, dated as of June 27, 2025 (the “Share Exchange Agreement”), with Abundia Financial, LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”).

On July 1, 2025, as contemplated by the Share Exchange Agreement, HUSA acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of common stock, par value $0.001 of HUSA (“Common Stock”), which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the Exchange Shares (as defined in the Share Exchange Agreement)), plus (b) all Common Stock approved for issuance by the Company under a Future Equity Incentive Plan (as defined in the Share Exchange Agreement) at the time of the Closing contingent upon the approval by the stockholders of the Company of such Future Equity Incentive Plan (the “Share Exchange”). The closing of the Share Exchange is referred to herein as the “Closing” and the date of the Closing is referred to herein as the “Closing Date.”

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02.

The shares of Common Stock issued to AGIG Unitholders at the Closing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities will be issued and were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Item 5.01	Change in Control of Registrant.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” of this Report is incorporated herein by reference.

Immediately following the consummation of the Share Exchange, Abundia Financial holds directly 84.6% of the outstanding shares of the Company, and BFH holds directly 10.4% and indirectly through Abundia Financial 46.3% of the outstanding shares of the Company.

The total equity value of the Share Exchange was approximately $331 million. The Share Exchange was funded by issuing shares of Common Stock to the AGIG Unitholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, upon the Closing and in accordance with the terms of the Share Exchange Agreement, Stephen P. Hartzell resigned from the Board and the audit, compensation, and governance and nominating committees and Peter Longo resigned from his position as President, Secretary, Chief Executive Officer, and Chief Financial Officer, but Mr. Longo will remain as the Chairman of the Board. The resignations were not due to any disagreement with the Company.

On July 1, 2025, pursuant to the Share Exchange Agreement, the Board appointed Edward Gillespie, age 49, as the Company’s new principal executive officer and a member of its Board, effective upon the Closing. In his capacity as the Company’s Chief Executive Officer, Mr. Gillespie will receive an initial compensation of $30,000 per month, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board. Other than arrangements under the Share Exchange Agreement, there are no other arrangements or understandings between Mr. Gillespie and any other persons pursuant to which he was appointed as Chief Executive Officer or a member of the Board. There are also no family relationships between any of the Company’s directors or officers and Mr. Gillespie. There are no related party transactions between Mr. Gillespie and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Gillespie will receive standard board compensation for his service as a director.

Mr. Gillespie has over 20 years of executive experience in senior management, finance, operations and capital markets. Mr. Gillespie co-founded Abundia Global Impact Group LLC in 2019, and has served as board member, President and CEO since. Since 2018, Mr. Gillespie has served on the board of Poseidon Plastics, Ltd. and as the President of Abundia Financial. He also serves as the Chief Executive Officer of SafeBus Inc. and as the Chairman and Managing Director of Port House Consultants Ltd. In 2007, Mr. Gillespie founded Moyle Road Construction Ltd. and served as the Chairman and Managing Director until 2012, during which time the company grew to employ over 100 employees and earned multi-million Euros in revenue. Mr. Gillespie has a Diploma in Business Management and Development from The College of Management and IT in Ireland. Mr. Gillespie has served as a board member of various companies for the past 25 years, and held senior management positions, including Chief Executive Officer of Abundia Global Impact Group LLC., his experience both at board and executive level makes him duly qualified to serve as a board member. Mr. Gillespie has not held any other public company directorships in the last five years.

On July 1, 2025, the Board appointed Lucie Harwood, age 49, as the Company’s new Chief Financial Officer, effective upon the Closing. In her capacity as the Company’s Chief Financial Officer, Ms. Harwood will receive an initial compensation of $30,000 per month, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board. There are no arrangements or understandings between Ms. Harwood and any other persons pursuant to which she was appointed as Chief Financial Officer. There are also no family relationships between any of the Company’s directors or officers and Ms. Harwood. There are no related party transactions between Ms. Harwood and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Harwood has over 20 years of finance experience and has worked across a number of sectors with large multinationals, including Kerry Group and Laird PLC. Since 2022, Ms. Harwood has served as the Chief Financial Officer of Abundia Impact Group. From 2020 to 2021, Ms. Harwood served as Interim CFO of Aer Lingus, where she also served as Director of Insurance, Tax & Treasury from 2018 to 2020. Her knowledge and experience cross all areas of finance, but she specializes in investor relations, risk management, tax, and treasury management. Ms. Harwood has served in a number of senior leadership roles across a wide array of team sizes, ranging from large well-established finance teams to more informal cross-functional teams, often during times of significant change or challenge. She is passionate about how finance can, and should, take the lead in driving business value and innovation. Ms. Harwood is a UK Chartered Accountant (FCA) and holds a BA (Hons) in Politics and History from the University of Newcastle-upon-Tyne.

On July 1, 2025, the Board appointed Joseph Gasik, age 50, as the Company’s new Chief Operating Officer and Secretary, effective upon the Closing. In his capacity as the Company’s Chief Operating Officer, Mr. Gasik will receive an initial compensation of $30,000 per month, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board. There are no arrangements or understandings between Mr. Gasik and any other persons pursuant to which he was appointed as Chief Operating Officer. There are also no family relationships between any of the Company’s directors or officers and Mr. Gasik. There are no related party transactions between Mr. Gasik and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Gasik is a partner and co-founder of Abundia Financial, an asset investment acquisition and venture capital development company that established and provided all seed funding for Abundia Global Impact Group. He has served as Partner and Managing Member of Abundia Financial since March 2019. As a strategic and operational leader, Mr. Gasik is experienced in developing and executing corporate business plans with a longstanding track record of delivering large-scale programs to drive growth. He has held leading execution roles in substantial transactions, such as mergers, acquisitions, and divestitures, distinguished by the ability to achieve clear, measurable goals for integration and expansion activities. Since February 2021, Mr. Gasik has served as the COO of Abundia Global Impact Group, the flagship company of Abundia Financial, at which he has overseen scale-up operations, co-led fundraising, executed commercial agreements, and led growth initiatives including strategic partnerships and asset development. Prior to becoming COO of Abundia Global Impact Group, Mr. Gasik served as Program Manager and Governance Leader on the $8 billion GEO Transportation—Wabtec merger from 2019 to 2021, where he designed and implemented the governance framework for over 200 integration projects. From 2009 to 2018, Mr. Gasik was Head of the Strategy and Performance at Musanada, an Emirati state-owned holding company, where he helped scale the organization from 30 to over 500 employees and grew its asset portfolio from $6 billion to over $27 billion. Earlier in this career, Mr. Gasik also consulted at the Ministry of Interior in Saudi Arabia and worked at UBS Wealth Management in the United States. He has an MBA from Notre Dame, an MS from Stevens Institute of Technology, and a BBA from the University of Delaware.

Effective July 1, 2025, the Board, pursuant to the Share Exchange Agreement and its powers under the Company’s amended and restated by-laws, appointed Matthew Henninger as a member of the Board. Mr. Henninger will serve as a director until the next annual meeting of the Company’s stockholders, at which time he will stand for election until the annual meeting of the Company’s stockholders following his election, or his earlier resignation, retirement or other termination of service. Mr. Henninger will receive standard board compensation for his service as a director.

Mr. Henninger has over 35 years of experience that encompasses corporate finance, marketing, brand development, and operational management. Mr. Henninger is currently the Managing Partner of BRM Holdings, a private family office that has investments in biotech, healthcare services, consumer products, data access technology, and investment funds. Since March of 2015, he has managed the day-to-day operations of the business including the evaluation of prospective business opportunities and investments. In April of 2023, Mr. Henninger became the CEO of Exotropin, a BRM Holdings portfolio company. Exotropin is an exosome platform technology company that has developed a portfolio of intellectual property around processing and use of the proprietary exosomes. The company also produces and sells consumer products predominately in the United States and the Middle East. In addition to his duties as the company’s CEO, he is also responsible for the manufacturing of the company’s products. The businesses have no affiliation with HUSA and Mr. Henninger has not held any other public company directorships in the last five years. His experience at board and executive level makes him duly qualified to serve as a board member.

There are no arrangements or understandings between Mr. Henninger and any other persons pursuant to which he was named as a director of the Company. There are no related party transactions between Mr. Henninger and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Henninger will serve on the Board’s audit committee and the Board’s compensation committee.

In connection with the appointments, the Company and Mr. Gillespie, Ms. Harwood, Mr. Gasik and Mr. Henninger entered into an Indemnification Agreement (the “Indemnification Agreement”), a copy of which is attached hereto as Exhibit 10.1. The Indemnification Agreement requires the Company to indemnify the directors and officers to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against an officer or a director as to which such officer or director could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the form Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On July 1, 2025, the Company issued a press release (the “Closing Press Release”) announcing the Closing, and another press release (the “Director Press Release”) announcing Matthew Henninger’s appointment to the Board. A copy of the Closing Press Release is attached hereto as Exhibit 99.1 and a copy of the Director Press Release is attached hereto as Exhibit 99.2, and both press releases are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As permitted by Item 9.01 of Form 8-K, the financial statements required by this Item will be filed by amendment to this Form 8-K within 71 days following the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01 Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Form 8-K within 71 days following the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form Indemnification Agreement
99.1	Closing Press Release dated July 1, 2025.
99.2	Director Press Release, dated July 1, 2025.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: July 1, 2025
	By:	/s/ Edward Gillespie
	Name:	Edward Gillespie
	Title:	Chief Executive Officer